SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           INNSUITES HOSPITALITY TRUST
                           ---------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                OHIO                                      34-6647590
     -------------------------------                  -------------------
     (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                   Identification No.)

          1625 EAST NORTHERN AVENUE, SUITE 201, PHOENIX, ARIZONA 85020
          -------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                           INNSUITES HOSPITALITY TRUST
                      1997 STOCK INCENTIVE AND OPTION PLAN
                      ------------------------------------
                            (Full Title of the Plan)

                                 JAMES F. WIRTH
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           INNSUITES HOSPITALITY TRUST
          1625 EAST NORTHERN AVENUE, SUITE 201, PHOENIX, ARIZONA 85020
          ------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (602) 944-1500
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================================================

                                                      PROPOSED               PROPOSED
                                                       MAXIMUM                MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
   TO BE REGISTERED           REGISTERED             PER SHARE*           OFFERING PRICE*       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------

Shares of Beneficial       1,000,000 shares             $2.31               $2,310,000               $609.84
Interest, without par
value
================================================================================================================


*The Registration Fee has been calculated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low sale prices on September 14, 2000 of the Registrant's Shares of Beneficial Interest as reported on the American Stock Exchange.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
------     ---------------------------------------

         The following documents filed by InnSuites Hospitality Trust (formerly known as Realty ReFund Trust) with the Securities and Exchange Commission are incorporated herein by reference:

   (a) The description of the Shares of Beneficial Interest, without par value, of InnSuites Hospitality Trust set forth in InnSuites Hospitality Trust's Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on April 5, 1999;

   (b) Amended Annual Report on Form 10-K/A, for the year ended January 31, 2000, filed with the Securities and Exchange Commission on May 30, 2000;

   (c) Quarterly Report on Form 10-Q, for the quarter ended April 30, 2000, filed with the Securities and Exchange Commission on June 14, 2000;

   (d) Quarterly Report on Form 10-Q, for the quarter ended July 31, 2000, filed with the Securities and Exchange Commission on September 14, 2000;

   (e)   Amended Quarterly Report on Form 10-Q/A, for the quarter ended
         April 30, 1999, filed with the Securities and Exchange Commission on August 9, 2000;

   (f)   Amended Quarterly Report on Form 10-Q/A, for the quarter ended
         July 31, 1999, filed with the Securities and Exchange Commission on August 9, 2000; and

   (g)   Amended Quarterly Report on Form 10-Q/A, for the quarter ended
         October 31, 1999, filed with the Securities and Exchange Commission on August 9, 2000.

         All reports and other documents subsequently filed by InnSuites Hospitality Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

ITEM 4.    DESCRIPTION OF SECURITIES.
------     -------------------------

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
------     --------------------------------------

           James B. Aronoff, a partner in the law firm of Thompson Hine & Flory LLP, is Assistant Secretary of InnSuites Hospitality Trust.

ITEM 6.    INDEMNIFICATION OF TRUSTEES AND OFFICERS.
------     ----------------------------------------

           The Ohio Revised Code (the "Ohio Code") authorizes Ohio entities to indemnify officers, directors, trustees and employees from liability if the officer, director, trustee or employee acted in good faith and in a manner reasonably believed by the officer, director, trustee or employee to be in or not opposed to the best interests of the entity, and, with respect to any criminal actions, if the officer, director, trustee or employee had no reason to believe his action was unlawful. In the case of an action by or on behalf of an entity, indemnification may not be made if (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. The indemnification provisions of the Ohio Code require indemnification if a trustee, director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a trustee, director or officer of the entity. In addition to the foregoing, a court of competent jurisdiction, under certain circumstances, may order indemnification if it determines that the person is fairly and reasonably entitled thereto in view of all the relevant circumstances, unless the proceeding was an action by or in the right of the entity or involved a determination that the person received an improper personal benefit. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers, directors and trustees under the governing documents of the entity or any agreement between officers, directors and trustees and the entity. An entity may purchase and maintain insurance or furnish similar protection on behalf of any officer, director or trustee against any liability asserted against him and incurred by him in his capacity, or arising out of his status, as an officer, director or trustee, whether or not the entity would have the power to indemnify him against such liability under the Ohio Code.

           The Second Amended and Restated Declaration of Trust of InnSuites Hospitality Trust (the "Declaration") generally limits the liability for money damages of InnSuites Hospitality Trust's trustees and officers to InnSuites Hospitality Trust and its stockholders to the fullest extent permitted from time to time by the laws of the State of Ohio. The Declaration also provides generally for the indemnification of trustees and officers, among others, against judgments, settlements, penalties, fines and reasonable expenses actually incurred by them in connection with any proceeding to which they have been made a party by reason of their service in those or other capacities except in respect of any matter as to which they shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of their duties or gross negligence or not to have acted in good faith in the reasonable belief that their action was in the best interests of InnSuites Hospitality Trust.

           Under the terms of InnSuites Hospitality Trust's trustees and officers liability insurance policy, the trustees and officers of InnSuites Hospitality Trust are insured against certain liabilities that may arise in their individual capacities as trustees and officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
------     -----------------------------------

           Not applicable.

ITEM 8.    EXHIBITS.
------     --------


       Exhibit Number                  Description of Exhibit

            4(a)         InnSuites Hospitality Trust 1997 Stock Incentive and
                         Option Plan.

            4(b) Second Amended and Restated Declaration of Trust of InnSuites Hospitality Trust adopted June 16, 1998, as further amended on July 12, 1999 (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended July 31, 1999, filed with the Securities and Exchange Commission on August 9, 2000).

            5 Opinion of Thompson Hine & Flory LLP concerning the legality of the registered Shares of Beneficial Interest.

            23(a)        Consent of KPMG LLP.

            23(b) Consent of Thompson Hine & Flory LLP (included in the opinion filed as Exhibit 5 hereto).

            24           Power of Attorney.


ITEM 9.    UNDERTAKINGS.
------     ------------

           (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by InnSuites Hospitality Trust pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of InnSuites Hospitality Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                         * * * * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of InnSuites Hospitality Trust pursuant to the foregoing provisions, or otherwise, InnSuites Hospitality Trust has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by InnSuites Hospitality Trust of expenses incurred or paid by a director, officer or controlling person of InnSuites Hospitality Trust in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, InnSuites Hospitality Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 18th day of September, 2000.

                                          InnSuites Hospitality Trust
                                          (Registrant)

                                           By:  /s/ANTHONY B. WATERS
                                              -------------------------------
                                                Anthony B. Waters
                                                Chief Financial Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                             Title


*
---------------------------
James F. Wirth                      Chairman, President and Chief Executive
                                    Officer (Principal Executive Officer)

*
---------------------------
Marc E. Berg                        Trustee and Executive Vice President


*
---------------------------
Lee J. Flory                        Trustee


*
---------------------------
Edward G. Hill                      Trustee


*
---------------------------
Peter A. Thoma                      Trustee


 /s/ ANTHONY B. WATERS
---------------------------
Anthony B. Waters                   Chief Financial Officer (Principal Financial
                                    Officer) and Attorney-in-Fact Under
                                    Power of Attorney

Dated:  September 18, 2000
                                       6